Exhibit 77E

LEGAL PROCEEDINGS

Since October 2003
Federated and related
entities collectively
Federated and various Federated
funds Funds have been
named as defendants in
several class action
lawsuits now pending in the
United States District
Court for the District
of Maryland The lawsuits
were purportedly filed on behalf
of people who purchased
owned and/or redeemed
shares of Federatedsponsored
mutual funds during
specified periods beginning
 November 1 1998 The suits
are generally similar in
alleging that
Federated engaged in illegal
 and improper trading practices
including market timing and late
trading in
concert with certain institutional
traders which allegedly caused
financial injury to the mutual fund
shareholders These lawsuits
began to be filed shortly after
 Federateds first public announcement
that
it had received requests for
 information on shareholder
trading activities in the Funds
from the SEC the
Office of the New York State
Attorney General NYAG and other
authorities In that regard on
November 28 2005 Federated
announced that it had reached
final settlements with the SEC
and the
NYAG with respect to those
matters Specifically the
SEC and NYAG settled proceedings
 against three
Federated subsidiaries involving
 undisclosed market timing
arrangements and late trading The SEC
made findings that Federated
Investment Management Company
FIMC an SECregistered
investment adviser to various
Funds and Federated Securities
 Corp an SECregistered brokerdealer
and distributor for the Funds
violated provisions of the
Investment Advisers Act and
Investment
Company Act by approving but
not disclosing three market
timing arrangements or the
associated
conflict of interest between
FIMC and the funds involved
in the arrangements either to other fund shareholders or to the funds board and that Federated
Shareholder Services
Company formerly an
SECregistered transfer
agent failed to prevent a
customer and a Federated
employee from late trading
in violation of provisions
of the Investment Company Act
The NYAG found that such conduct
 violated
provisions of New York
State law Federated entered
into the settlements without
admitting or denying
the regulators findings
As Federated previously
reported in 2004 it has
already paid approximately
$80 million to certain funds
as determined by an independent
consultant As part of these settlements
Federated agreed to pay
disgorgement and a civil
money penalty in the aggregate
amount of an
additional $72 million and
among other things agreed
that it would not serve as investment adviser to any registered investment company unless i at least 75 of the funds directors are
independent of
Federated ii the chairman of
each such fund is independent
of Federated iii no action may be taken
by the funds board or any
committee thereof unless
approved by a majority of
the independent trustees
of the fund or committee
respectively and iv the fund
appoints a senior officer who reports to the independent trustees and is responsible for monitoring compliance by the fund with applicable laws and fiduciary duties and for managing the process by which management fees charged to a fund are
approved The settlements
 are described in Federateds
 announcement which along with
previous press
releases and related
communications on those
matters is available in
the About Us section of
Federateds website at
FederatedInvestorscom
Federated and various
Funds have also been
named as defendants in
several additional lawsuits the
majority of which are
now pending in the United
States District Court for
the Western District of
Pennsylvania alleging
among other things excessive
advisory and Rule 12b1 fees
The board of the Funds has
 retained the law firm of
Dickstein Shapiro LLP to
represent the Funds in
these lawsuits Federated
and
the Funds and their respective
counsel are reviewing
the allegations and
intend to defend this
litigation Additional
lawsuits based upon similar
allegations may be filed in the
future The potential impact
of these lawsuits all of which
 seek unquantified damages
attorneys fees
and expenses and future
potential similar suits is
uncertain Although we do not
believe that these
lawsuits will have a material
adverse effect on the Funds
there can be no assurance that
these suits
ongoing adverse publicity and or
 other developments resulting
from the regulatory investigations
will
not result in increased Fund
redemptions reduced sales of Fund
shares or other adverse consequences
for the Funds